Exhibit 10.5

SECOND AGREEMENT TO AMEND AND EXTEND AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AGREEMENT TO AMEND AND EXTEND AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is made and entered into on March 11, 2009, by and among ACROSS AMERICA FINANCIAL SERVICES, INC., a Colorado corporation (“Parent”), ACROSS AMERICA ACQUISITION CORP., a Colorado corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, and APRO BIO PHARMACEUTICAL CORPORATION, a Colorado corporation (the “Company”).

WHEREAS, the Parties have entered into an Agreement of Merger and Plan of Reorganization dated November 17, 2008 (“Agreement”) and an Agreement to Amend and Extend Agreement of Merger and Plan of Reorganization dated February 11, 2009 (“First Amendment”); and

WHEREAS, the First Amendment provides that it will terminate on March 11, 2009 if a Closing has not occurred; and

WHEREAS, the Parties wish to amend to Agreement to extend the termination deadline.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.           Section 12.1 of the Agreement shall be amended to insert the date of March 31, 2009 in place of the date of March 11, 2009.

2.           In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT: ACROSS AMERICA FINANCIAL SERVICES, INC. By: /s/ Brian L. Klemsz Brian L. Klemsz President and Chief Executive Officer

ACQUISITION CORP.: ACROSS AMERICA ACQUISITION CORP. By: /s/Brian L. Klemsz Brian L. Klemsz President and Chief Executive Officer
THE COMPANY: APRO BIO PHARMACEUTICAL CORPORATION By: /s/ Vicki D.E. Barone Vicki D.E. Barone Chairman